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                                                                     EXHIBIT 3.5

                           FOURTH AMENDED AND RESTATED

                                    BYE-LAWS

                                       OF

                        LORAL SPACE & COMMUNICATIONS LTD.

                                 INTERPRETATION

      1. In these Bye-Laws unless the context otherwise requires:

            (a) "Bermuda" means the Islands of Bermuda;

            (b) "Board" means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

            (c) "Bye-Laws" means these Fourth Amended and Restated Bye-Laws in their present form or as from time to time amended;

            (d) "Common Shares" means the Common Shares of par value $0.01 per share;

            (e) "the Companies Acts" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

            (f) "Company" means the company incorporated in Bermuda under the name of LORAL SPACE & COMMUNICATIONS LTD. on the 12th day of January, 1996;

            (g) "paid up" means paid up or credited as paid up;

            (h) "Preferred Shares" means the Series A Preferred Shares, the Series B Preferred Shares and any other series of
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preferred shares of the Company designated as such by Resolution adopted from time to time.

            (i) "Register" means the Register of Shareholders of the Company;

            (j) "Registered Office" means the registered office for the time being of the Company;

            (k) "Resolution" means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders, adopted in general meeting in accordance with the provisions of these Bye-Laws;

            (l) "Seal" means the common seal of the Company and includes any duplicate thereof;

            (m) "Secretary" includes a temporary or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

            (n) "Series A Preferred Shares" means the Series A Convertible Non-Voting Preferred Shares of par value $0.01 per share;

            (o) "Series B Preferred Shares" means the Series B Preferred Shares of par value $0.01 per share issued in accordance with the shareholders right plan referred to in Bye-Law 4;

            (p) "Shareholder" means a shareholder or member of the Company;


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            (q) "shares" means Common Shares or Preferred Shares, or both, as the case may be.

      2. For the purposes of these Bye-Laws:

            (a) A corporation shall be deemed to be present in person if its representative duly authorized pursuant to the Companies Acts is present;

            (b) Words importing only the singular number include the plural number and vice versa;

            (c) Words importing only the masculine gender include the feminine and neuter genders respectively;

            (d) Words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate;

            (e) Reference to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

            (f) Any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).

                                REGISTERED OFFICE

      3. The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.


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                      SHARE CAPITAL AND VARIATION OF RIGHTS

      4. (a) The respective rights and restrictions attached to the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares are set forth in Schedules I, II and III (as the same may be amended from time to time) to these Bye-Laws, which Schedules shall be deemed to be incorporated in and from part of this Bye-Law 4.

            (b) In addition to the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, the Board shall be authorized to issue other preference shares and such shares may be issued from time to time, in one or more series with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be designated by the Board prior to the issuance of such series, and the Board is hereby expressly authorized to fix by resolution or resolutions prior to such issuance such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions, including without limiting the generality of the foregoing, the following:

(i)   the designation of such series or class;

(ii) the dividend rate of such series or class, the conditions and dates upon which such dividends will be payable, the relation which such dividends will bear to the dividends payable on any other class or classes of shares or any other


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       series of any class of shares of the Company, and whether such dividends will be cumulative or non-voting;

(iii) the redemption provisions and times, prices and other terms and conditions of such redemption, if any, for such series or class, which may include provisions that they are to be redeemed on the happening of a specified event or on a given date, that they are liable to be redeemed at the option of the Company or that if authorized by the Memorandum of Association of the Company, that they are liable to be redeemed at the option of the holder;

(iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series or class;

(v) the terms and conditions, if any, on which shares of such series or class shall be convertible into, or exchangeable for, shares of the Company or any other securities, including the price or prices, or the rates of exchange thereof;

(vi)   the voting rights, if any;

(vii) the restrictions, if any, on the issue or reissue of any additional preference shares; and

(viii) the rights of the holders of such series or class upon the liquidation, dissolution or distribution of assets of the Company.


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The designations, preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof, of each additional series, if any, may differ from those of any or all other series outstanding.

      (c) The Board may be authorised by Resolution from time to time to determine the ratio of a consolidation within a range specified by such Resolution of all or any of the Company's common share capital into shares of larger par value than its existing shares and granted the discretion to implement such consolidation at any time prior to the Annual Meeting of Shareholders immediately following the date of such Resolution. In exercising its power under this provision, the Board shall also have the power set out in Bye-law 43, in dealing with any difficulty which arises in regard to any consolidation under this Bye-law 4(c).

      5. The Company may adopt a scheme or arrangement (hereinafter called a "shareholder rights plan") providing for the creation and issuance of rights entitling the Shareholders of the Company or certain of them, to purchase from the Company shares of any class or assets of the Company or a subsidiary of the Company or otherwise, and the terms and conditions of such shareholder rights plan and the rights may be amended or modified as the Directors or any committee thereof may determine.

      6. Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares


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for the time being issued may, unless otherwise provided in the rights attaching to or by the term of issue of the shares of that class, from time to time (whether or not the Company is being wound up), be altered or abrogated with the sanction of a Resolution passed at a separate general meeting of the holders of shares of that class by a majority of the votes cast. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two or more persons holding or representing by proxy thirty-three per cent of the shares of the relevant class; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder present in person or by proxy, one Shareholder shall constitute the necessary quorum.

      7. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

                                     SHARES

      8. (a) Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and


                                      -7-
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for such consideration and upon such terms and conditions as the Board may determine.

            (b) The Board may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all the rights of the whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

      9. The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

      10. The Company shall be entitled to treat the holder of record of any share or shares of capital stock as the holder in fact thereof. Accordingly, except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognized by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-Laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.


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                                  CERTIFICATES

      11. The shares shall be issued in registered form and shall be evidenced by share certificates in such form as the Directors may from time to time prescribe. The preparation, issue and delivery of share certificates shall be governed by the Companies Acts. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

      12. If a share certificate is defaced, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board or the Company's transfer agent may think fit and, in case of defacement, on delivery of the old certificate to the Company.

      13. All certificates for shares (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal. Each certificate shall be signed by the Chairman of the Board, President or a Vice-President and also by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Company, which may be facsimile. If the certificate is signed by either a transfer agent or a transfer clerk acting on behalf of the


                                      -9-
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Company and a registrar, the signature or any such officer of the Company and the signature of a transfer agent acting on behalf of the Company may be facsimile. In the case of any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, such certificate or certificates may nevertheless be adopted by the Company and be used and delivered as though the officer or officers who signed the said certificate or certificates or whose facsimile signature or signature shall have been used thereon had not ceased to be such officer or officers of the Company. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

                                      LIEN

      14. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly


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or jointly with any other person, for all the debts and liabilities of such
Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company's lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.

      15. The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

      16. The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue


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shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the Board may authorize some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

                                 CALLS ON SHARES

      17. The Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

      18. A call may be made payable by installments and shall be deemed to have been made at the time when the resolution of the Board authorizing the call was passed.


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      19. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

      20. If a sum called in respect of the share shall not be paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

      21. Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

      22. The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

                              FORFEITURE OF SHARES

      23. If a Shareholder fails to pay any call or installment of a call on the day appointed for payment thereof, the Board may


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at any time thereafter during such time as any part of such call or installment remains unpaid serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.

      24. The notice shall name a further day (not being less than 14 days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of nonpayment on or before the day and at the place appointed, the shares in respect of which such call is made or installment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-Laws to forfeiture shall include surrender.

      25. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or installments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

      26. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share; but no forfeiture shall be in


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any manner invalidated by any omission or neglect to give such notice as aforesaid.

      27. A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be canceled on such terms as the Board may think fit.

      28. A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

      29. An affidavit in writing that the deponent is a Director or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorize some person to


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transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

                            REGISTER OF SHAREHOLDERS

      30. The Register of Shareholders of the Company containing the names and addresses of the Shareholders and the number of shares held by them respectively, shall be kept in the manner prescribed by the Companies Acts at the Registered Office by the Secretary or at the offices of the transfer agent of the Company or at such other location as may be authorized by the Board from time to time. Unless the Board otherwise determines, the Register of Shareholders shall be open to inspection at the Registered Office of the Company in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any provisions of Bye-Law 10.


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                       REGISTER OF DIRECTORS AND OFFICERS

      31. The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.

                               TRANSFER OF SHARES

      32. Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve or in accordance with the general rules and standard practices of any exchange on which such shares are then listed.

      33. The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully paid the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:


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      (a) the instrument of transfer is duly stamped, if required, and lodged with the Company, accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

      (b) the instrument of transfer is in respect of only one class of share,

      (c) where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law and Bye-Laws 32 and 34.

      34. If the Board declines to register a transfer it shall, within three months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

      35. No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.

                             TRANSMISSION OF SHARES

      36. In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the


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estate representative, where he was sole holder, shall be the only person recognized by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognized by the Company for the purpose of this Bye-Law.

      37. Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favor of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of


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transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

      38. A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

      39. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 36, 37 and 38.


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                               INCREASE OF CAPITAL

      40. The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution shall prescribe.

      41. The Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

      42. The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

                              ALTERATION OF CAPITAL

      43. The Company may from time to time by Resolution:

            (a) divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

            (b) consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

            (c) sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum, so, however, that in the sub-division the proportion between the


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amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

            (d) make provision for the issue and allotment of shares which do not carry any voting rights;

            (e) cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so canceled; and

            (f) change the denomination of its share capital. Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorize some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

      44. Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by


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Resolution from time to time convert any preference shares into redeemable preference shares.

                              REDUCTION OF CAPITAL

      45. Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorize the reduction of its issued share capital or any capital redemption reserve fund or any share premium or contributed surplus account in any manner.

      46. In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including in the case of a reduction of part only of a class of shares, those shares to be affected.

                                GENERAL MEETINGS

      47. (a) The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, at the written request of shareholders holding not less than 10% of the paid-up capital of the Company carrying the right to vote at such proposed meeting, convene general meetings other than Annual General Meetings which shall be called Special General Meetings. With respect to Special General Meetings, any written request by a Shareholder under the Act shall not be valid unless it states the purpose of the proposed


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meeting and is delivered to the Chairman of the Board at the registered office of the Company no less than six weeks nor more than ten weeks prior to the date proposed for such meeting or the latest date at which such meeting must be held at the request of such shareholders pursuant to the provisions of the Companies Act and shall otherwise comply with the provisions of U.S. securities laws. Any Shareholder's notice relating to the conduct of business other than the election of Directors must contain certain information about such business and about the proposing Shareholders including, without limitation, a brief description of the business such Shareholder proposed to bring before the meeting, the reasons for conducting such business at such meeting, the name and address of such shareholder, the class and number of shares of the Company beneficially owned by the such Shareholder, and any material interest of such Shareholder in the business so proposed. If the Chairman of the Board or other officer presiding at such meeting determines that any business brought before a meeting was not brought in accordance with the provisions set forth above, such business will not be conducted at the meeting.

      (b) Until such time as the appointment by the Company of a resident representative under section 130 (2) of the Companies Act becomes effective, the Company may act by resolution in writing signed by all the shareholders who at the date of such resolution would be entitled to attend a shareholder meeting. Thereafter, the taking of shareholder action by way of written resolution shall be expressly prohibited.

                           NOTICE OF GENERAL MEETINGS

      48. An Annual General Meeting shall be called by not less than 20 days' notice in writing and a Special General Meeting shall be called by not less than 30 days' notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, in the case of a Special General Meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-Laws 124, 125 and 126 to all Shareholders other than those which, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company. Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:

(i) in the case of a meeting called as an Annual General Meeting, by all the shareholders entitled to attend and vote thereat;

(ii) in the case of any other meeting, by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving that right.

      49. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

                        PROCEEDINGS AT GENERAL MEETINGS

      50. (a) No business shall be transacted at any Annual General Meeting of the Shareholders unless such business has been brought before the meeting by, or at the direction of the Chairman of the Board or by Shareholders who have given written notice of their intent to bring such business before the meeting not less than 6 weeks nor more than 10 weeks prior to the first anniversary of the previous year's Annual General Meeting. No business shall be transacted at any special general meeting of the Shareholders unless such business has been stated in the notice of such meeting sent to the Shareholders prior to the meeting.

            (b) No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, Shareholders together representing in person or by proxy and entitled to vote more than

50% of the voting capital of the Company shall be a quorum for all purposes; provided, however, that if the Company shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

      51. If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

      52. Except as otherwise provided in these Bye-Laws and subject to the provisions of the Companies Act, any question proposed for the consideration by the Shareholders shall be decided on by a simple majority of the votes cast by Shareholders entitled to vote at such meeting.

      53. (a) Notwithstanding the provisions of these Bye-laws, the affirmative vote of Shareholders holding at least 80% of the shares of the Company carrying voting rights then outstanding shall be necessary to approve any Business Combination proposed by an Interested Shareholder, as these terms are defined below, provided that such additional voting requirement shall not apply if: (i) the Business Combination was approved by not less than a majority of the Continuing Directors (as defined below) or (ii) a series of conditions are satisfied requiring (1) that the consideration to be paid to the Company's Shareholders in the Business Combination must be at least equal to the higher of (x) the highest per-share price paid by the Interested Shareholder in acquiring any Common Shares during the two years prior to the announcement date of the Business Combination or in the transaction in which it became an Interested Shareholder (the "Determination Date"), whichever is higher or (y) the fair market value per Common Shares on the announcement date or Determination Date, whichever is higher, in either case appropriately adjusted for any shares dividend, stock split, combination of shares or similar event (any non-cash consideration is treated similarly) and (2) certain "procedural" requirements are complied with, such as the solicitation of proxies pursuant to the rules of the Securities and Exchange Commission and no decrease in regular dividends (if any) after the Interested Shareholder became an Interested Shareholder (except as approved by a majority of the Continuing Directors).

            (b) An "Interested Shareholder" is defined as anyone who is the beneficial owner of more than 15% shares carrying voting rights, other than the Company and any employee stock plans sponsored by the Company, and includes any person who is an assignee of, or has succeeded to any voting shares in a transaction not involving a public offering that were at any time within the prior two-year period beneficially owned by, an Interested Shareholder. The term "beneficial owner" includes persons directly and indirectly owning or having the right to acquire or vote the shares. Interested Shareholders participate fully in all shareholder voting.

            (c) A "Business Combination" includes the following transactions:
(i) merger or consolidation of the Company or subsidiary with an Interested Shareholder or with any other corporation or entity which is, or after such merger or consolidation would be, an affiliate of an Interested Shareholder;
(ii) the sale or other disposition by the Company or subsidiary of assets having a fair market value of $5,000,000 or more if an Interested Shareholder (or an affiliate thereof) is a party to the transaction; (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an Interested Shareholder (or an affiliate thereof); or (iv) any reclassification of securities, recapitalization, merger with a subsidiary, or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of any class of the outstanding shares (or securities convertible into shares) of the Company or a subsidiary owned by an Interested Shareholder (or an affiliate thereof). Determinations of the fair market value of any non-cash consideration are made by a majority of the Continuing Directors.

            (d) As used in these Bye-Laws, the term "Continuing Directors", means any member of the Board of Directors of the Company, while such person is a member of the Board, who is not an affiliate or associate or representative of the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director while such successor is a member of the Board, who is not an affiliate or associate or representative of the Interested Shareholder and is recommended or elected to succeed the Continuing Director by a majority of Shareholder Continuing Directors.

      54. A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

      55. Each Director shall be entitled to attend and speak at any general meeting of the Company.

      56. The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every general meeting. If there is no such Chairman or President, or if at any meeting neither the Chairman nor the President is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

      57. The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

      58. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

                                     VOTING

      59. Save where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided as set forth in Bye-Law 52 above.

      60. At any general meeting, a Resolution put to the vote of the meeting shall be decided on a poll in accordance with the provisions of the Companies Act.

      61. Each Shareholder present in person or by proxy shall have one vote for each share held. The result of the poll shall be deemed to be the Resolution of the meeting at which the poll demanded.

      62. Votes may be cast either personally or by proxy.

      63. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

      64. In the case of an equality of votes at a general meeting, the chairman of such meeting shall not be entitled to a second or casting vote.

      65. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holdings.

      66. A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

      67. No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

      68. If (i) any objection shall be raised to the qualification of any voter or (ii) any votes have been counted which ought not to have been counted or which might have been rejected or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any Resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any Resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

                      PROXIES AND CORPORATE REPRESENTATIVES

      69. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorized by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorized to sign the same.

      70. Any Shareholder may appoint a standing proxy or (if a corporation) representative by depositing at the Registered Office a proxy or (if a corporation) an authorization and such proxy or authorization shall be valid for all general meetings and adjournments thereof as the case may be, until notice of revocation is received at the Registered Office. Where a standing proxy or authorization exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall be necessary as to the due execution and continuing validity of any such standing proxy or authorization and the operation of any such standing proxy or authorization shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

      71. Subject to Bye-Law 70, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith) prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid.

      72. Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting forms of instruments of proxy for use at that meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a Resolution put to the meeting for which it is given as the proxy think fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

      73. A vote given in accordance with the term of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no instrument in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll.

      74. Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorizations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

      75. The number of Directors shall be such number not less than two nor more than 15 as the Company by Resolution may from time to time determine and shall serve unless removed until their successors are appointed in accordance with the provisions of these Bye-Laws.

      76. Nominations of persons for election to the Board at an Annual General Meeting may be made by the Board and any number of Shareholders holding at least 5% of the total voting rights of all Shareholders or no less than 100 Shareholders who have given written notice to the Secretary of the Company not less than 6 weeks nor more than 10 weeks prior to the anniversary of the previous year's Annual General Meeting, provided that no person other than a Director whose term shall have expired at an Annual General Meeting shall be eligible for election by the Shareholders unless the person has been recommended by the Directors in the notice of Annual General Meeting sent to the Shareholders.

      77. Any Shareholder's notice to the Company proposing to nominate a person for election as a Director must contain the identity and address of the nominating shareholder, the class and number of shares of the Company which are owned by such Shareholder and all information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee and such other information as shall be necessary to enable the Board to evaluate the proposed nomination. If the Chairman of the Board or other officer presiding at a meeting determines that a person was not nominated in accordance with the provisions set forth above, such person will not be eligible for election as a Director.

      78. The Directors shall be divided into three classes, as nearly equal to in number as possible. One class of Directors shall be elected for term expiring at the Annual General Meeting of the Shareholders to be held in 1997, another class shall be elected for a term expiring at the Annual General Meeting of the shareholders to be held in 1998, and another class shall be elected for a term expiring at the Annual General Meeting of the Shareholders to be held in 1999. Members of each class shall hold office unless earlier removed until their successors are elected or appointed. At each succeeding Annual General Meeting the successors of the class of Directors whose term expires at the meeting shall be elected by a majority vote of all votes cast at such meeting to hold office for a term expiring at the Annual General Meeting of the Shareholders held in the third year following the year of their election.

      79. The Company shall at the Annual General Meeting and may by Resolution determine the number of Directors and may by Resolution determine that one or more vacancies in the Board shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, any vacancy on the Board may be filled by the Directors, so long as a quorum of Directors remains in office.

      80. Directors may be removed by the vote of the Shareholders at a Special General Meeting specifically called for that purpose and only for cause. A Director may not be removed at a Special General Meeting unless notice of any such meeting shall have been served upon the Director concerned not less than 14 days before the meeting and such Director has been given an opportunity to be heard at that meeting. Any Resolution contemplating the removal of any Director must be adopted by Shareholders holding not less than eighty percent (80%) of the shares of the Company at the time in issue and outstanding and entitled to vote generally in the election of Directors. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at such meeting by the election of another Director in his or her place, or in the absence of such election, by the Board.

                  RESIGNATION AND DISQUALIFICATION OF DIRECTORS

      81. The office of a Director shall be vacated upon the happening of any of the following events:

            (a) if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

            (b) if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

            (c) if he becomes bankrupt or compounds with his creditors;

            (d) if he is prohibited by law from being a Director;

            (e) if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws.

                               ALTERNATE DIRECTORS

      82. The Company may by Resolution elect any person or persons to act as Directors in the alternative to any of the Directors or may authorize the Board to appoint such Alternate Directors and a Director may appoint and remove his own Alternate

Director. Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary. Any Alternate Director may be removed by Resolution of the Company and, if appointed by the Board, may be removed by the Board. Subject as aforesaid, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

      83. An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

      84. Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

            DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES

      85. The amount, if any, of Directors' fees shall from time to time be determined by the Board and in the absence of a determination to the contrary, such fees shall be deemed to accrue from day to day. Each Director may be paid his reasonable traveling, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

                              DIRECTORS' INTERESTS

      86. (a) A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

            (b) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

            (c) Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other Company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favor of any resolution appointing the Directors or any of them to be Directors or officers of such other company, or voting or providing for the payment of remuneration to the Directors or officers of such other company.

            (d) So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

            (e) Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a Director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

                         POWERS AND DUTIES OF THE BOARD

      87. Subject to the provisions of the Companies Acts and these Bye-Laws, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws shall invalidate any prior act of the Board which would have been valid if that alteration had not been made. The powers given by this Bye-Laws shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

      88. The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

      89. All checks, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

      90. The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

      91. The Board may from time to time appoint one or more of its body to hold an executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board or any committee thereof may determine, and either in addition to or in lieu of his remuneration as a Director.

                        DELEGATION OF THE BOARD'S POWERS

      92. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

      93. The Board may entrust to and confer upon any Director or officer any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

      94. The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed upon it by the Board.

                            PROCEEDINGS OF THE BOARD

      95. The Board may meet for the dispatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of the votes cast. In the case of an equality of votes the motions shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the board.

      96. Notice of a meeting of the board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may waive notice of any meeting either prospectively or retroactively or at such meeting to which the notice would have applied.

      97. (a) The quorum necessary for the transaction of business at any meeting of the Board shall be two individuals until such time as the appointment by the Company of a resident representative under section 130(2) of the Companies Acts becomes effective. Thereafter, the quorum shall be a majority of the

Board. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

      (b) A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contact, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

      98. So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

      99. The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every meeting of the Board. If there is no such Chairman or President, or if at any meeting the Chairman or the President is not present within five minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

      100. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

      101. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

      102. A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

      103. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorized by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorized.

                                    OFFICERS

      104. (a) The officers of the Company shall include a President and a Vice-President or a Chairman of the Board of Directors and a Deputy Chairman who shall be Directors and, subject to Bye-Law 104(c) below, who may be elected by the Board as soon as possible after each Annual General Meeting. In addition, the Board may appoint any person whether or not he is a Director to hold such office as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment with or without cause, at any time by the affirmative vote of a majority of the Directors then in office. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board. Any such revocation or termination shall be without prejudice to any claim for damages that such officer may have against the Company or the

Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Board.

            (b) Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein and, if no time be specified at the time of its receipt by the president, vice-president or secretary, the acceptance of which resignation shall not be necessary to make it effective.

            (c) Until such time as the appointment by the Company of a resident representative under section 130 (2) of the Companies Act becomes effective, the Shareholder of the Company may appoint the officers of the Company upon such terms and conditions as the Shareholder may determine.

            (d) The salaries of the Chairman of the Board, the Chairman of the Executive Committee, if any, the President, any Vice-President, the Secretary and the Treasurer shall be fixed by the Board. The salaries of all other officers and agents of the Company shall be fixed by the Board or by such officer or officers as the Board may designate.

                                     MINUTES

      105. The Directors shall cause minutes to be made and books kept for the purpose of recording:

            (a) all appointments of officers made by the Directors;

            (b) the names of the Directors and other persons (if any) present at each meeting of Directors and of any committee;

            (c) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of committees;

            (d) of all proceedings of managers (if any).

                                    SECRETARY

      106. The Secretary shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary so appointed may be removed by the Board. The duties of the Secretary shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

      107. A provision of the Companies Acts or these Bye-Laws requiring or authorizing a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

                                    THE SEAL

      108. (a) The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the center thereof. Should the Seal not have been received at the Registered Office in such form at the date of adoption of this Bye-Law then, pending such receipt any document requiring to be scaled with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of incorporation type written across the center thereof.

      (b) The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to Companies Acts, any instrument to which a Seal is affixed may be signed by a Director or an Officer of the Company, or by any person who has been authorized by the Board either generally or specifically to attest to the use of a Seal.

                          DIVIDENDS AND OTHER PAYMENTS

      109. The Board may from time to time declare cash dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

      110. Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

            (a) all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid-up on the shares in respect of which the dividend or distribution is paid, and an amount paid-up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

            (b) dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

      111. The Board may deduct from any dividend, distribution or other moneys payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

      112. No dividend, distribution or other moneys payable by the Company on or in respect of any Common Share shall bear interest against the Company.

      113. Any dividend, distribution, interest or other sum payable in cash to the holder of shares may be paid by check, warrant or other means approved by the Board, in the case of a check or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such check or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the check or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the shares held by such joint holders.

      114. Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

      115. The Board may direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular, may authorize any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board.

                                    RESERVES

      116. The Board may, before recommending or declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

                            CAPITALIZATION OF PROFITS

      117. The Company may, upon the recommendation of the Board, at any time and from time to time pass a Resolution to the effect that it is desirable to capitalize all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account or any capital redemption reserve fund and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted, distributed and credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, and the Board shall give effect to such Resolution, provided that for the purpose of this Bye-Law, a share premium account and a capital redemption reserve fund may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid and provided further that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid shares of the same class as that from which the relevant share premium was derived.

      118. Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorize any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

                                  RECORD DATES

      119. Notwithstanding any other provisions of these Bye-Laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is dispatched.

                               ACCOUNTING RECORDS

      120. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Acts and the provisions of United States securities laws.

      121. The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors: PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three-month period. No Shareholder (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorized by the Board or by Resolution.

      122. A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors' report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

                                      AUDIT

      123. Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

                     SERVICE OF NOTICES AND OTHER DOCUMENTS

      124. Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by air mail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered seven days after it was put in the post, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post.

      125. Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder if it is sent to him by cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served twenty-four hours after its dispatch.

      126. Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

                                   WINDING UP

      127. If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

                                    INDEMNITY

      128. (a) Subject to the proviso below, every Director, officer of the Company and member of a committee constituted under Bye-Law 94 shall be indemnified out of the funds of the Company against all civil liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, officer or committee member and the indemnity contained in this Bye-Law shall extend to any person acting as a Director, officer or committee member in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

            (b) The rights to indemnification, reimbursement or advancement of expenses provided by, or granted pursuant to, this Bye-Law shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled.

      129. Every Director, officer and member of a committee duly constituted under Bye-Law 94 of the Company shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, officer or committee member in defending any proceedings, whether civil, criminal or administrative, in which judgment is given in his favor, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

      130. To the extent that any Director, officer or member of a committee duly constituted under Bye-Law 94 is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

                             ALTERATION OF BYE-LAWS

      131. The Directors may from time to time revoke, alter, amend or add to these Bye-Laws provided that no such revocation, alteration, amendment or addition with respect to Bye-Laws 47(b), 53 and 75 to 81 (inclusive) and shall be operative unless and until it is confirmed at subsequent general meeting of the Company where the amendments have been approved by Shareholders holding not less than 80% of the shares of the Company issued and outstanding and entitled to vote generally; and all other Bye-Law amendments shall be approved by Shareholders holding not less than a majority of the shares issued and outstanding and entitled to vote.